Exhibit 10.1

PHYSICIANS REALTY TRUST

2015 EMPLOYEE STOCK PURCHASE PLAN

1.                                      Purpose.  The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Shares of the Company.  The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code, and the Plan shall be construed so as to extend and limit participation on a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code.

2.                                      Definitions.

(a)                                 “Administrator” means one or more of the Company’s officers or management team appointed by the Committee to administer the day-to-day operations of the Plan.  Except as otherwise provided in the Plan, the Committee may assign any of its administrative tasks to the Administrator.

(b)                                 “Board” means the Board of Trustees of the Company.

(c)                                  “Change in Control” means the occurrence of the event set forth in any one of the following paragraphs, except as otherwise provided herein:

(i)                                     any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below;

(ii)                                  the following individuals cease for any reason to constitute a majority of the number of trustees then serving: individuals who, on the Effective Date, constitute the Board and any new trustee (other than a trustee whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of trustees of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3rds) of the trustees then still in office who either were trustees on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;

(iii)                               there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least sixty percent (60%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities; or

(iv)                              the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least sixty percent (60%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

For purposes of this Section 2(c):

“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Common Shares of the Company.

Notwithstanding the foregoing provisions of this Section 2(c), if a purchase right granted under the Plan is subject to Section 409A of the Code, then an event shall not constitute a Change in Control for purposes of such purchase right under the Plan unless such event also constitutes a change in the Company’s ownership, its effective control or the ownership of a substantial portion of its assets within the meaning of Section 409A of the Code.

(d)                                 “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

(e)                                  “Committee” means the Compensation and Nominating Governance Committee of the Board, or such other committee of the Board as may be designated by the Board to administer the Plan.

(f)                                   “Company” means Physicians Realty Trust.

(g)                                  “Compensation” means wages and salary but exclusive of overtime pay and regularly paid wage premiums (such as evening or shift premiums), commissions, income from stock options or equity compensation awards, bonuses and other compensation, unless otherwise determined by the Committee.

(h)                                 “Designated Subsidiary” means any Subsidiary selected by the Committee.

(i)                                     “Disability” means the Participant becoming unable to engage in any substantial gainful activity by reason of any medical determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, within the meaning of Code Section 422(c)(6).

(j)                                    “Effective Date” shall mean the date the Plan becomes effective in accordance with Section 25.

(k)                                 “Eligible Employee” means any individual who is treated as an active employee in the records of the Company or any Designated Subsidiary, regardless of any subsequent reclassification by the Company or by any Designated Subsidiary, any governmental agency, or any court, provided, however, in all cases, only as of the first day of the month following the start of service as an active employee of the Company or Designated Subsidiary.  The Committee, in its discretion, from time to time may, prior to an Offering Date for a particular Offering and for all purchase rights to be granted on such Offering Date under such Offering, determine that the definition of Eligible Employee will or will not include an individual if he or she customarily works not more than twenty (20) hours per week or not more than five (5) months in any calendar year (or, in each case, such lesser period of time as may be determined by the Committee in its discretion), provided that any such exclusion is applied with respect to each Offering in a uniform manner to all similarly situated employees who otherwise would be Eligible Employees for that Offering. The employment relationship shall be treated as continuing intact while the individual is on military or sick leave or other bona fide leave of absence approved by the Company or the Designated Subsidiary so long as the leave does not exceed three (3) months or if longer than three (3) months, the individual’s right to reemployment is provided by statute or has been agreed to by contract or in a written policy of the Company which provides for a right of reemployment following the leave of absence.  The employment relationship shall be treated as continuing intact where an Eligible Employee transfers employment between the Company and Designated Subsidiaries.  The Committee shall establish rules to govern other transfers into the Plan, and between any separate Offerings established thereunder, consistent with the applicable requirements of Section 423 of the Code.

(l)                                     “Exchange Act” means the Securities Exchange Act of 1934, as amended, from time to time, or any successor law thereto, and the regulations promulgated thereunder.

(m)                             “Fair Market Value” means, with respect to the Shares, as of any date, (i) the closing per-share sales price of the Shares (A) as reported by the NYSE composite tape for such date or (B) if the Shares are no longer listed on the NYSE but are listed on any other national stock exchange or national market system, as reported on the stock exchange composite tape for securities traded on such exchange for such date, or, with respect to each of clauses (A) and (B), if there were no sales on such date, on the closest preceding date on which there were sales of Shares, or, (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee upon the reasonable application of a reasonable valuation method.

(n)                                 “NYSE” means the New York Stock Exchange.

(o)                                 “Offering” means an offer under the Plan of a purchase right that may be exercised during an Offering Period as further described in Section 2(q). For purposes of this Plan, the Committee may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Designated Subsidiaries will participate, even if the dates of the applicable Offering Periods of each such Offering are identical.

(p)                                 “Offering Date” means the first Trading Day of each Offering Period.

(q)                                 “Offering Period” means a period of six (6) months during which a purchase right granted pursuant to the Plan may be offered, or such different period for the offer of the purchase right as may be established by the Committee.  In no event shall an Offering Period exceed 27 months.  The duration and timing of Offering Periods may be changed pursuant to Section 4.  It is the intent of the Company that the initial Offering Period will be the six-month period ending December 31, 2015.

(r)                                    “Parent” means a “parent corporation” of the Company whether now or hereinafter existing as defined in Section 424(e) of the Code.

(s)                                   “Participant” means any Eligible Employee who participates in the Plan as described in Section 5.

(t)                                    “Participation Election” means any written agreement, enrollment form, contract or other instrument or document (in each case in paper or electronic form) evidencing that an Eligible Employee has elected to become a Participant in the Plan, which may, but need not, require execution by a Participant.

(u)                                 “Plan” means the Physicians Realty Trust 2015 Employee Stock Purchase Plan.

(v)                                 “Purchase Date” means the last Trading Day of each Offering Period.

(w)                               “Purchase Price” means a per-Share amount to be paid by a Participant to purchase a Share on the Purchase Date.  Such Purchase Price shall be established in the manner initially specified by the Committee and in effect thereafter unless otherwise changed by the Committee, for each Offering prior to an Offering Period and shall be no less than the lower of (i) eighty-five percent (85%) of the Fair Market Value of a Share on the Offering Date for the relevant Offering Period or (ii) eighty-five percent (85%) of the Fair Market Value of a Share on the Purchase Date for the relevant Offering Period.  Such Purchase Price may be established by the Committee by any manner or method the Committee determines, pursuant to Section 16, and subject to compliance with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule).

(x)                                 “Share” means a share of common stock of the Company or such other security of the Company (i) into which such share shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (ii) as may be determined by the Committee pursuant to Section 16.

(y)                                 “Subsidiary” means a “subsidiary corporation” of the Company whether now or hereafter existing, as defined in Section 424(f) of the Code.

(z)                                  “Trading Day” means a day on which the NYSE is open for trading.

(aa)                          “Trustee” means a member of the Board.

3.                                      Eligibility.

(a)                                 Any Eligible Employee on a given Offering Date shall be eligible to participate in the Plan, provided, however, that employees who are citizens or residents of a non-U.S. jurisdiction may be excluded from participation in the Plan or an Offering if the participation of such employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code.  Further, notwithstanding any provisions of the Plan to the contrary, no Eligible Employee may be granted a purchase right under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding purchase rights to purchase capital stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase capital stock under all employee stock purchase plans of the Company and its Subsidiaries accrues at a rate that exceeds Twenty-Five Thousand Dollars ($25,000) worth of such stock (determined at the Fair Market Value of the shares of such stock at the time such purchase right is granted) for each calendar year in which such purchase right is both outstanding and exercisable.

(b)                                 The Committee may provide that each employee who, during the course of an Offering, first becomes an Eligible Employee shall, on a date specified in the Offering that coincides with the day on which such employee becomes an Eligible Employee or that occurs thereafter, receive a purchase right under that Offering, which purchase right shall thereafter be deemed to be a part of that Offering.  Such purchase right shall have the same characteristics as any purchase rights originally granted under that Offering, as described herein, except that:

(i)                                     the first Trading Day on or immediately following the date on which such purchase right is granted shall be the “Offering Date” of such purchase right for all purposes, including determination of the Purchase Price of such purchase right;

(ii)                                  the period of the Offering with respect to such purchase right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii)                               the Committee may provide that if such employee first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she shall not receive any purchase right under that Offering.

4.                                      Offering Periods.  The first Offering Period under the Plan will commence on July 1, 2015 and will end on December 31, 2015.  Subsequently, the Plan shall be implemented by consecutive six-month Offering Periods with a new Offering Period commencing on each January 1 and July 1, or on such other date as the Committee shall determine, and continuing thereafter to the last day of the respective six-month period or until terminated in accordance with Section 20. Within the limitations set forth in Section 2(q), the Committee shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.                                      Participation.  An Eligible Employee may become a Participant in the Plan by completing, within any prescribed enrollment period prior to the applicable Offering Date, a Participation Election (electronic or otherwise) and/or any other forms and following any procedures for enrollment in the Plan as may be established by the Administrator from time to time.

6.                                      Payroll Deductions.

(a)                                 At the time a Participant completes any Participation Election, enrollment form and/or procedure to enroll in the Plan, as provided in Section 5, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding 10% of the Compensation that he or she receives on each pay day during the Offering Period, provided that should a pay day occur on a Purchase Date, a Participant shall have the payroll deductions made on such day applied to his or her account under the new Offering Period, unless otherwise provided by the Administrator and subject to withdrawal by the Participant as provided in Section 10.  A Participant’s enrollment in the Plan shall remain in effect for successive Offering Periods unless terminated as provided in Section 10.

(b)                                 Payroll deductions for a Participant shall commence on the first pay day following the Offering Date and shall end on the last pay day in the Offering Period to which such authorization is applicable (subject to Section 6(a)), unless sooner terminated by the Participant as provided in Section 10.

(c)                                  A Participant may discontinue his or her participation in the Plan as provided in Section 10 by completing any forms and following any procedures for withdrawal from the Plan as may be established by the Administrator from time to time.  Further, the Participant may increase or decrease payroll deductions by completing any form or following any procedure established by the Administrator from time to time.

(d)                                 At the time that Shares are purchased under the Plan, or at the time some or all of the Company’s Shares issued under the Plan are disposed of, the Participant must make adequate provision for the Company’s or its Subsidiary’s federal, state, or any other tax liability payable to any authority, national insurance, social security, payment-on-account or other tax obligations, if any, which arise as a result of participation in the Plan, including, for the avoidance of doubt, any liability of the Participant to pay an employer tax or social insurance contribution obligation, which liability has been shifted to the Participant as a matter of law or contract.  At any time, the Company or its Subsidiary, as applicable, may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or its Subsidiary, as applicable, to meet applicable withholding obligations, including any withholding required to make available to the Company or its Subsidiary, as applicable, any tax deductions or benefits attributable to sale or early disposition of Shares by the Eligible Employee.  In addition, the Company or its Subsidiary, as applicable, may withhold from the proceeds of the sale of Shares, may withhold a sufficient whole number of Shares otherwise issuable following purchase having an aggregate fair market value sufficient to pay applicable withholding obligations or may withhold by any other means set forth in the applicable Participation Election.  Where necessary to avoid negative accounting treatment, the Company or its Subsidiary shall withhold taxes at the applicable statutory minimum withholding rates.

7.                                      Grant of Purchase Right.  On the Offering Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted a purchase right to purchase on each Purchase Date during such Offering Period (at the applicable Purchase Price) up to a number of Shares determined by dividing such Eligible Employee’s payroll deductions accumulated prior to such Purchase Date by the applicable Purchase Price, provided, however, that in no event shall an Eligible Employee be permitted to purchase during each Offering Period more than 100,000 Shares subject to adjustment pursuant to Section 15, and provided further that such purchase shall be subject to the limitations set forth in Sections 3 and 14.  The Committee may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of Shares that an Eligible Employee may purchase during each Offering Period.  The purchase of Shares pursuant to the purchase right shall occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10.  Each purchase right expires on the last day of the Offering Period.

8.                                      Purchase of Shares.

(a)                                 Unless a Participant withdraws from the Plan as provided in Section 10, on the Purchase Date, the maximum number of whole Shares as may be purchased with the accumulated payroll deductions in the Participant’s account shall be purchased for such Participant at the applicable Purchase Price, subject to the limitations in Section 7 and Section 8(b).  Unless specifically permitted by the Committee, fractional shares shall not be purchased, and in such event, any payroll deductions accumulated in a Participant’s account which are not sufficient to purchase a full Share shall, at the discretion of the Committee, be returned to the Participant or be retained in the Participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10.  During a Participant’s lifetime, Shares may be purchased pursuant to the Participant’s purchase right only by the Participant.

(b)                                 No Participant is permitted to purchase shares under all employee stock purchase plans of the Company and its subsidiaries at a rate that exceeds $25,000 in Fair Market Value (determined at the time the purchase right is granted) for each calendar year in which any purchase right is both outstanding and exercisable.

(c)                                  If the Committee determines that, on a given Purchase Date, the number of Shares with respect to which purchase rights are to be exercised may exceed (i) the number of Shares that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of Shares available for sale under the Plan on such Purchase Date, the Committee shall make a pro-rata allocation of the Shares available for purchase on such Purchase Date in as uniform a manner as shall be practicable to be equitable among all Participants exercising purchase rights on such Purchase Date.  The Committee may make a pro-rata allocation of the Shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s shareholders subsequent to such Offering Date.  In such event, any residual payroll deductions accumulated in a Participant’s account which are not used to purchase Shares shall be promptly refunded to the relevant Participant or beneficiary, as applicable.

9.                                      Delivery.  By enrolling in the Plan, each Participant shall be deemed to have authorized the establishment of a brokerage account on his or her behalf at a securities brokerage firm selected by the Company.  Alternatively, the Company may provide for Plan share accounts for each Participant to be established by the Company or by an outside entity selected by the Committee which is not a brokerage firm.  As soon as reasonably practicable after each Purchase Date on which a purchase of Shares occurs, the Company shall arrange for the delivery to each Participant of the Shares purchased upon exercise of his or her purchase right to the Participant’s brokerage or Plan share account in a form determined by the Company.  Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing Shares issued in connection with any purchase under the Plan, and instead such Shares shall be recorded in the books of the brokerage firm or, as applicable, the Company, its transfer agent, stock plan administrator or such other outside entity which is not a brokerage firm.

10.                               Withdrawal.

(a)                                 A Participant may decide not to purchase Shares on a given Purchase Date and opt to withdraw all, but not less than all, the payroll deductions credited to his or her account and not yet used to purchase Shares under the Plan at any time by giving notice in a form or manner prescribed by the Administrator from time to time, except that no withdrawals shall be permitted for the five day period immediately preceding each Purchase Date, or as may be specified by the Administrator in its discretion.  All of the Participant’s payroll deductions credited to his or her account shall, at the discretion of the Administrator, (i) be retained in the Participant’s account and used to purchase Shares at the next Purchase Date, or (ii) be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal and such Participant’s purchase right for the Offering Period shall be terminated automatically, and no further payroll deductions for the purchase of Shares shall be made for such Offering Period.  If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless he or she satisfactorily completes the process to re-enroll in the Plan as prescribed by the Administrator from time to time.

(b)                                 A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offerings which commence after the termination of the Offering Period from which he or she has withdrawn.

11.                               No Right to Employment.  Participation in the Plan by a Participant shall not be construed as giving a Participant the right to be retained as an employee of the Company or a Subsidiary, as applicable.  Furthermore, the Company or a Subsidiary may dismiss a Participant from employment at any time, free from any liability or any claim under the Plan.

12.                               Termination of Employment.  Unless otherwise determined by the Administrator, upon a Participant’s ceasing to be an Eligible Employee, due to termination of employment for any reason (other than death or Disability), he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant’s account during the Offering Period but not yet used to purchase Shares under the Plan shall be returned to such Participant and such Participant’s purchase right shall be terminated automatically.  Unless otherwise determined by the Administrator, upon a Participant’s ceasing to be an Eligible Employee, due to termination of employment on account of death or Disability, the Participant or, in the case of his or her death, the person or persons entitled thereto under Section 17 may elect to (i) purchase Shares on the next applicable Purchase Date, as may be purchased with the accumulated payroll deductions in the Participant’s account in accordance with the terms of the Plan and Section 8 or (ii) elect to withdraw from the Plan as described in this Section 12.

13.                               Interest.  No interest will accrue on the payroll deduction contributions of a Participant in the Plan, except as may be required by applicable law, as determined by the Administrator.

14.                               Shares Available for Purchase under the Plan.

(a)                                 Basic Limitation.  Subject to adjustment pursuant to Section 15 , the aggregate number of Shares authorized for sale under the Plan is two hundred fifty thousand (250,000) Shares.  If any purchase right granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such purchase right shall again become available for issuance under the Plan.

(b)                                 Rights as an Unsecured Creditor.  Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly-authorized transfer agent of or broker selected by the Company), a Participant shall only have the rights of an unsecured creditor with respect to such Shares, and no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to such Shares.

(c)                                  Sources of Shares Deliverable at Purchase.  Any Shares issued after purchase may consist, in whole or in part, of authorized and unissued or reacquired Shares, including Shares purchased on the open market, or of treasury Shares.

15.                               Adjustments for Changes in Capitalization and Similar Events.

(a)                                 Changes in Capitalization.  Subject to any required action by the shareholders of the Company, the maximum number of Shares that shall be made available for sale under the Plan, the maximum number of Shares that each Participant may purchase during the Offering Period (pursuant to Section 7) or over a calendar year under the $25,000 limitation (pursuant to Section 8(b)), and the per Share price used to determine the Purchase Price shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from any nonreciprocal transaction between the Company and its shareholders (such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend) that affects the Shares (or other securities of the Company) or the price of Shares (or other securities) and causes a change in the per share value of the Shares underlying outstanding purchase rights.  Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.  The Committee may not delegate its authority to make adjustments pursuant to this paragraph.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to a purchase right.

(b)                                 Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company as contemplated by Section 2(c)(iv), the Offering Period then in progress shall be shortened by setting a new Purchase Date (the “New Purchase Date”) and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Committee.  The New Purchase Date shall be before the date of the Company’s proposed dissolution or liquidation.  The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Purchase Date, that the Purchase Date for the Participant’s purchase right has been changed to the New Purchase Date and that Shares shall be purchased automatically for the Participant on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10.

(c)                                  Change in Control.  In the event of a Change in Control, each outstanding purchase right shall be assumed or an equivalent purchase right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.  In the event that the successor corporation refuses to assume or substitute for the purchase right, the Offering Period then in progress shall be shortened by setting a New Purchase Date and shall end on the New Purchase Date.  The New Purchase Date shall be before the date of the Company’s proposed merger or Change in Control.  The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Purchase Date, that the Purchase Date for the Participant’s purchase right has been changed to the New Purchase Date and that Shares shall be purchased automatically for the Participant on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10.

16.                               Administration.

(a)                                 Authority of the Committee.  Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have sole and plenary authority to administer the Plan, including, without limitation, the authority to:

(i)                                     construe, interpret, reconcile any inconsistency in, correct any default in and supply any omission in, and apply the terms of the Plan and any Participation Election or other instrument or agreement relating to the Plan;

(ii)                                  determine eligibility and adjudicate all disputed claims filed under the Plan, including which entities shall be Designated Subsidiaries;

(iii)                               determine the terms and conditions of any purchase right to purchase Shares under the Plan;

(iv)                              establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan;

(v)                                 amend an outstanding purchase right or grant a replacement purchase right for a purchase right previously granted under the Plan if, in the Committee’s discretion, it determines that (A) the tax consequences of such purchase right to the Company or the Participant differ from those consequences that were expected to occur on the date the purchase right was granted, or (B) clarifications or interpretations of, or changes to, tax law or regulations permit purchase rights to be granted that have more favorable tax consequences other than initially anticipated; and

(vi)                              make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

Notwithstanding any provision to the contrary in this Plan, the Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States.  The Committee may assign any of its administrative tasks set forth in this paragraph to the Administrator, including the designation of a Designated Subsidiary under the Plan, unless constrained by applicable law.  However, the Committee may not delegate its authority to make adjustments pursuant to Section 15(a).

(b)                                 Committee Decisions.  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any right to purchase Shares granted under the Plan made by the Committee or its delegate, including, but not limited to decisions of the Administrator in fulfilling its duties under the Plan, shall be final, conclusive, and binding upon all persons, including the Company, Designated Subsidiary, Participant, Eligible Employee, or any beneficiary of such person, as applicable.

(c)                                  Indemnification.  To the extent allowable pursuant to applicable law, each member of the Board, the Committee, the Administrator or any employee of the Company, or a Designated Subsidiary (each such person, a “Covered Person”) shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such Covered Person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, however, that he or she has acted in accordance with his or her duties and responsibilities to the Company under applicable law, and provided that he or she gives the Company an opportunity, at its own expense, to handle and defend any claim, action, suit, or proceeding to which he or she is a party before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Covered Persons may be entitled pursuant to the Company’s Declaration of Trust  or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

17.                               Death.  Unless otherwise provided in an enrollment form or procedures established by the Administrator from time to time, in the event of the Participant’s death, any accumulated payroll deductions not used to purchase Shares shall be paid to and any Shares credited to his or her brokerage or Plan share account shall be transferred to the Participant’s heirs or estate as soon as reasonably practicable following the Participant’s death.

18.                               Transferability.  Payroll deductions credited to a Participant’s account and any rights with regard to the purchase of Shares pursuant to a purchase right or to receive Shares under the Plan may not be assigned, alienated, pledged, attached, sold or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 17) by the Participant.  Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Committee may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10.

19.                               Use of Funds.  All payroll deductions received by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.  Until Shares are issued, Participants shall only have the rights of an unsecured creditor.

20.                               Amendment and Termination.

(a)                                 Subject to any applicable law or government regulation and to the rules of the NYSE or any successor exchange or quotation system on which the Shares may be listed or quoted, the Plan may be amended, modified, suspended or terminated by the Committee without the approval of the shareholders of the Company.  This termination authority may not be delegated.  Except as provided in Section 15, no amendment may make any change in any purchase right previously granted which adversely affects the rights of any Participant or any beneficiary (as applicable) without the consent of the affected Participant or beneficiary.  To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval of any amendment in such a manner and to such a degree as required.

(b)                                 Without shareholder approval and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Committee or its delegate, including the Administrator, in each case to the extent permitted under the terms of the Plan, applicable law, the By-laws of the Company and under the Committee Charter, may change the Offering Periods, limit the frequency or number of changes in the amount withheld by payroll deduction during an Offering Period, permit payroll withholding in excess of the amount designated by a Participant to adjust for delays or mistakes in the Company’s processing of properly completed Participant Elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Committee deems appropriate.

21.                               Notices.  All notices or other communications by a Participant to the Company, the Committee or the Administrator under or in connection with the Plan shall be deemed to have been duly given when received in the form and manner specified by the Administrator at the location, or by the person, designated by the Administrator for the receipt thereof.

22.                               Conditions Upon Issuance of Shares.

(a)                                 Shares shall not be issued with respect to a purchase right unless the purchase of Shares pursuant to such purchase right and the issuance and delivery of such Shares comply with all applicable law.  This may include, without limitation, federal, state and local rules and regulations promulgated under securities laws, and the requirements of any stock exchange upon which the Shares may then be listed.  Share issuance is subject to the approval of counsel for the Company with respect to such compliance.  In the event that any payroll deductions cannot be used to purchase shares due to noncompliance with applicable rules and regulations, such payroll deductions shall be promptly refunded to the relevant Participant or beneficiary, as applicable.

(b)                                 As a condition to the purchase of Shares pursuant to a purchase right, the Company may require the person on whose behalf Shares are purchased to represent and warrant at the time of any such purchase that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the applicable provisions of law described in subsection (a) above.

23.                               Share Issuance.  All Shares delivered under the Plan pursuant to the exercise of a purchase right to purchase Shares shall be subject to such stop-transfer orders and other restrictions as the Company may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, the NYSE or any other stock exchange or quotation system upon which such Shares or other securities are then listed or reported and any applicable Federal or state laws, and the Company may take whatever steps are necessary to effect such restrictions.

24.                               Term of Plan.  The Plan shall terminate on the earlier of (i) the date the Plan is terminated by the Committee in accordance with Section 20 and (ii) the date on which all purchase rights are exercised in connection with a dissolution or liquidation pursuant to Section 15(b) or Change in Control pursuant to Section 15(c).  No further purchase rights shall be granted or Shares purchased, and no further payroll deductions shall be collected under the Plan following such termination.

25.                               Shareholder Approval.  The Plan will become effective upon approval by the Committee.  The Plan will not be presented for approval by the Company shareholders until the annual shareholder meeting to be held in May 2015.  If the Company shareholders do not approve the Plan, any amounts deducted from Participants will be refunded to the Participants and the Plan will terminate.

26.                               Code Section 409A; Tax Qualification.

(a)                                 Purchase rights granted under the Plan are intended to be exempt from the application of Section 409A of the Code.  Subject to Section 26(b), in the case of a Participant who would otherwise be subject to Section 409A of the Code, to the extent the Committee determines that a purchase right or the exercise, payment, settlement or deferral is subject to Section 409A of the Code, the purchase right shall be granted, exercised, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date.  Anything in the foregoing to the contrary notwithstanding, the Company shall have no liability to a Participant or any other party if the purchase right that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Company with respect thereto.

(b)                                 Although the Company may endeavor to (i) qualify a purchase right for favorable tax treatment under the laws of the U.S. or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 26(a).  The Company is not constrained in its corporate activities by any potential negative tax impact on Participants under the Plan.

27.                               Severability.  If any particular provision of this Plan is found to be invalid or otherwise unenforceable, such determination shall not affect the other provisions of the Plan, but the Plan shall be construed in all respects as if such invalid provision were omitted.

28.                               Governing Law and Jurisdiction.  Except to the extent that provisions of this Plan are governed by applicable provisions of the Code or any other substantive provision of federal law, this Plan shall be construed in accordance with the laws of the state of Wisconsin, without giving effect to the conflict of laws principles thereof.  The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to) this Plan shall be exclusively in the courts in the State of Wisconsin, County of Milwaukee, including the Federal Courts located therein (should Federal jurisdiction exist).

29.                               Headings.  Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan.